EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-79319 and 333-70442 of Florida Banks, Inc. on Form S-8 of our report dated February 28, 2003 appearing in this Annual Report on Form 10-K of Florida Banks, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Jacksonville, Florida
March 25, 2003